As filed with the Securities and Exchange Commission on September 10, 2008

File No. 001-10994

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

AMENDMENT NO. 1

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

Phoenix Investment Partners, Ltd.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	95-4191764 (IRS Employer Identification No.)

56 Prospect Street

Hartford, CT 06102

(860) 403-7100

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant’s Principal Executive Offices)

With copies to:

Phoenix Investment Partners, Ltd. 56 Prospect Street Hartford, CT 06102 (860) 403-7100	Gary I. Horowitz, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common stock, par value $.01 per share

Securities registered pursuant to Section 12(g) of the Act: None

INFORMATION INCLUDED IN INFORMATION STATEMENT

AND INCORPORATED BY REFERENCE IN FORM 10

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

This registration statement on Form 10 (the “Form 10”) incorporates by reference information contained in the information statement filed as Exhibit 99.1 hereto (the “information statement”). The cross-reference table below identifies where the items required by Form 10 can be found in the information statement.

Item No.	Item Caption	Location in Information Statement
1.	Business	“Summary;” “Risk Factors” and “Business”
2.	Financial Information	“Summary—Summary Consolidated Financial Data;” “Capitalization;” “Unaudited Pro Forma Consolidated Financial Data;” “Selected Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation”
3.	Properties	“Business—Our Properties and Facilities”
4.	Security Ownership of Certain Beneficial Owners and Management	“Security Ownership by Certain Beneficial Owners and Management”
5.	Directors and Executive Officers	“Management”
6.	Executive Compensation	“Management”
7.	Certain Relationships and Related Transactions	“Our Relationship With PNX After the Spin-Off”
8.	Legal Proceedings	“Business—Our Legal Proceedings”
9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	“Summary;” “Risk Factors;” “The Spin-Off;” “Capitalization;” “Dividend Policy” and “Description of Our Capital Stock”
10.	Recent Sale of Unregistered Securities	None
11.	Description of Registrant’s Securities to be Registered	“Description of Our Capital Stock”
12.	Indemnification of Directors and Officers	“Description of Our Capital Stock” and “Our Relationship With PNX After the Spin-Off”
13.	Financial Statements and Supplementary Data	“Summary—Summary Consolidated Financial Data;” “Unaudited Pro Forma Consolidated Financial Data;” “Selected Consolidated Financial Data;” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Consolidated Financial Statements” including the Consolidated Financial Statements
14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	None

ITEM 15.	Financial Statements and Exhibits

(a)	List of Financial Statements

The following financial statements are included in the information statement and filed as part of this registration statement on Form 10:

(1) Unaudited Pro Forma Consolidated Financial Data of Phoenix Investment Partners, Ltd. as of and for the six months ended June 30, 2008 and for the year ended December 31, 2007;

(2) Consolidated Financial Statements for Phoenix Investment Partners, Ltd., as of December 31, 2007 and 2006 and for the years ended December 31, 2007, 2006 and 2005, including the Report of Independent Registered Public Accounting Firm; and

(3) Unaudited Consolidated Financial Statements for Phoenix Investment Partners, Ltd. as of June 30, 2008 and December 31, 2007 and for the six months ended June 30, 2008 and 2007.

(b)	Exhibits. The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1*	Form of Separation and Distribution Agreement between The Phoenix Companies, Inc. and Phoenix Investment Partners, Ltd.

3.1*	Form of Amended and Restated Certificate of Incorporation of Phoenix Investment Partners, Ltd.

3.2*	Form of Amended and Restated Bylaws of Phoenix Investment Partners, Ltd.

4.1*	Specimen common stock certificate of Phoenix Investment Partners, Ltd.

10.1*	Form of Transition Services Agreement between Phoenix Investment Partners, Ltd. and The Phoenix Companies, Inc.

10.2*	Form of Tax Separation Agreement between Phoenix Investment Partners, Ltd. and The Phoenix Companies, Inc.

10.3*	Form of Employee Matters Agreement between Phoenix Investment Partners, Ltd. and The Phoenix Companies, Inc.

10.4*	Phoenix Investment Partners, Ltd. Annual Incentive Plan for Executive Officers

10.5*	Phoenix Investment Partners, Ltd. Omnibus Incentive Plan

10.6*	Phoenix Investment Partners, Ltd. Excess Investment Plan

10.7*	Phoenix Investment Partners, Ltd. Executive Severance Allowance Plan

21.1**	List of Subsidiaries of Phoenix Investment Partners, Ltd.

99.1	Information Statement of Phoenix Investment Partners, Ltd., subject to completion, dated September 10, 2008

*	To be filed by amendment
**	Previously filed

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

PHOENIX INVESTMENT PARTNERS, LTD.

By:	/s/ George R. Aylward, Jr.
Name: George R. Aylward, Jr. Title: President

Dated: September 10, 2008

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1*	Form of Separation and Distribution Agreement between The Phoenix Companies, Inc. and Phoenix Investment Partners, Ltd.

3.1*	Form of Amended and Restated Certificate of Incorporation of Phoenix Investment Partners, Ltd.

3.2*	Form of Amended and Restated Bylaws of Phoenix Investment Partners, Ltd.

4.1*	Specimen common stock certificate of Phoenix Investment Partners, Ltd.

10.1*	Form of Transition Services Agreement between Phoenix Investment Partners, Ltd. and The Phoenix Companies, Inc.

10.2*	Form of Tax Separation Agreement between Phoenix Investment Partners, Ltd. and The Phoenix Companies, Inc.

10.3*	Form of Employee Matters Agreement between Phoenix Investment Partners, Ltd. and The Phoenix Companies, Inc.

10.4*	Phoenix Investment Partners, Ltd. Annual Incentive Plan for Executive Officers

10.5*	Phoenix Investment Partners, Ltd. Omnibus Incentive Plan

10.6*	Phoenix Investment Partners, Ltd. Excess Investment Plan

10.7*	Phoenix Investment Partners, Ltd. Executive Severance Allowance Plan

21.1**	List of Subsidiaries of Phoenix Investment Partners, Ltd.

99.1	Information Statement of Phoenix Investment Partners, Ltd., subject to completion, dated September 10, 2008

*	To be filed by amendment
**	Previously filed